Restricted Stock Award Agreement
                                 March 18, 1994




Mr. Richard A. Manoogian
21001 Van Born Road
Taylor, MI   48180


Dear Mr. Manoogian:

      On behalf of the Company, I am pleased to inform you that on February 9, 1994 the Compensation Committee of the Board of Directors granted you an Award of Restricted Stock, pursuant to the Company's 1991 Long Term Stock Incentive Plan (the "Plan"), of shares of the Company's $1.00 par value Common Stock.
This letter states the terms of the Award and contains other provisions which on your acceptance commit the Company and you, so I urge you to read it carefully. You should also read the copies of the Plan and prospectus which accompany this Agreement.

Terms of the award:

      Shares of stock evidencing the Restricted Stock will be registered in your name in book entry form promptly after your acceptance of this Award. You will be entitled to vote and receive any cash dividends on the Restricted Stock, but you will not be able to sell, encumber or otherwise transfer the shares except in accordance with the Plan.

      The number of shares of Restricted Stock you have been awarded is four thousand eight hundred (4,800).

      Provided since the date of the award you have been continuously employed or retained as a consultant by the Company or one of its subsidiaries or affiliated companies, the restrictions on 10% of the shares will automatically lapse on January 14, 1995 and on the same date of each year thereafter until all shares are free of restrictions, in each case based on the initial number of shares. As restrictions lapse, if you are then employed or retained as a consultant by the Company or one of its subsidiaries or affiliated companies, a certificate for the number of shares of Restricted Stock as to which restrictions have lapsed will be forwarded to you.

                                      Page 2                 March 18, 1994


      In accordance with Section 6(c) (iv) of the Plan, if your employment (or consulting relationship, if applicable) should be terminated by reason of your death or permanent and total disability or if unforfeited shares of Restricted Stock remain unvested and you should die following retirement, the restrictions on all Restricted Stock will lapse and your rights to the shares will become vested on the date of such termination or death and a certificate for the shares will be forwarded to you or to the person or persons entitled to the shares. If you are then an employee and your employment should be terminated by reason of retirement on or after normal retirement date (normally age 65 unless a different date is provided at the time of your retirement under the retirement plan of which you are a participant), such restrictions will continue to lapse in the same manner as though your employment had not been terminated, unless following retirement you engage in an activity which in the sole judgment of the Committee is detrimental to the interests of the Company, a subsidiary or an affiliated company, in which event all Restricted Stock for which restrictions have not lapsed will be forfeited and transferred back to the Company.

      If your employment or consulting relationship with the Company or one of its subsidiaries or affiliated companies is terminated for any reason while restrictions remain in effect, other than a reason referred to in the immediately preceding paragraph, all Restricted Stock for which the restrictions have not lapsed will be automatically forfeited and transferred back to the Company.

Acceptance and arbitration:

      By accepting this Award you: (a) represent that you are familiar with the provisions of the Plan and agree to its incorporation in this Award Agreement;
(b) agree to provide promptly such information with respect to the Restricted Stock as may be requested by the Company, one of its subsidiaries or affiliated companies and to comply with the requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes;
(c) acknowledge that (1) all of your rights to this Award are embodied herein and in the Plan, (2) the grant and acceptance of this Award does not imply any commitment by the Company, a subsidiary or affiliated company to your continued employment or consulting relationship and (3) your status is that of an employee-at-will and in particular that the Company, its subsidiary or affiliated company has a continuing right with or without cause (unless otherwise specifically agreed to in writing) to terminate your employment or other relationship at any time; and (d) agree that your acceptance represents your agreement not to terminate voluntarily your current employment (or consulting arrangement, if applicable) for at least one year from the award date unless you have already agreed in writing to a longer period.

                               Page 3                           March 18, 1994


      Section 3 of the Plan provides that the committee appointed by the Company's Board of Directors to administer the Plan shall have the authority to interpret the Plan and any award agreements, and decide all questions and settle all controversies and disputes which may arise in connection therewith. It further provides that the determinations, interpretations and decisions of the Committee are within its sole discretion and are final, conclusive and binding on all persons. In addition, it is agreed that if for any reason a claim is asserted against the Company or a subsidiary or affiliated company or any officer, employee or agent of the foregoing (other than a claim involving non-competition restrictions or the Company's, a subsidiary's or an affiliated company's trade secrets, confidential information or intellectual property rights) which (1) arises out of or relates to your employment with or termination of employment from the Company, or any of its subsidiaries or affiliated companies; (2) is premised on claims of wrongful discharge, discrimination, breach of contract, or other civil claims; (3) subverts the provisions of Section 3 of the Plan; or (4) involves any of the provisions of this agreement or the Plan or the provisions of any other agreements relating to the Company's stock or claims of any persons to the benefits thereof, in order to provide a more speedy and economical resolution arbitration shall be the exclusive remedy to resolve all disputes, claims or controversies which could be the subject of litigation involving or arising out of the Plan, this agreement or your employment. The provisions of this paragraph shall supersede the provisions of any prior agreement between you and the Company or its subsidiaries or affiliated companies with respect to any of the Company's option or restricted stock incentive plans to the extent the provisions of such other agreement requires arbitration between you and your employer. It is our mutual intention that the arbitration award will be final and binding and that a judgment on the award may be entered in any court of competent jurisdiction.
The arbitrator shall be chosen in accordance with the commercial arbitration rules of the American Arbitration Association and the arbitration shall be conducted at its principal office in the Metropolitan Detroit area.

      We agree that the provisions of the preceding paragraph and the decision of the arbitrator with respect to any dispute, with only the exceptions provided in such paragraph, shall be the sole and exclusive remedy for any alleged cause of action in any manner based upon or arising out of this Agreement, the Plan or your employment. Subject to such exceptions, we acknowledge that since arbitration is the exclusive remedy, neither of us or any other party asserting a claim dealing with those matters has the right to resort to any court or administrative agency and that the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute. The arbitration provisions shall survive the termination or expiration of this Agreement, and shall be binding on our respect successors, heirs, personal representatives, designated beneficiaries and any other party asserting a claim relating to the matters dealt with in this and the preceding paragraph.

                               Page 4                       March 18, 1994


      We further agree that any demand for arbitration must be made within one year of the time any claim accrues which you or any person claiming hereunder may have against the Company, or any of its agents, employees, subsidiaries or affiliates: unless demand is made within such period it is forever barred.

      This agreement shall be governed by the laws of the State of Michigan.

      Please complete your mailing address and social security number as indicated below, sign, date and return two copies of this Award Agreement to Gerald Bright, who administers the Plan, as soon as possible in order that this Award may become effective. Since the Restricted Stock cannot be registered in your name until we receive the signed copies of this agreement, and since dividend, voting and other rights will only become effective at that time, your prompt attention and acceptance will be greatly appreciated.

      The documents above described should be returned directly to Mr. Bright.

                                    Very truly yours,

                                    MASCOTECH, INC.

                                    /s/Eugene A. Gargaro, Jr.

                                    Eugene A. Gargaro, Jr.
                                    Secretary


I accept and agree to the foregoing.

                                    /s/Richard A. Manoogian
                                    (Signature of Recipient)

                                    21001 Van Born Road

                                    Taylor, Michigan 48180
                                    (Mailing Address)

                                    ###-##-####
                                    (Social Security Number)

                                    Dated:     March 28, 1994

                        Restricted Stock Award Agreement
                                February 24, 1995




Mr. Richard A. Manoogian
21001 Van Born Road
Taylor, MI 48180

Dear Mr. Manoogian:

      On behalf of the Company, I am pleased to inform you that on February 8, 1995 the Compensation Committee of the Board of Directors granted you an Award of Restricted Stock, pursuant to the Company's 1991 Long Term Stock Incentive Plan (the "Plan"), of shares of the Company's $1.00 par value Common Stock.
This letter states the terms of the Award and contains other provisions which on your acceptance commit the Company and you, so I urge you to read it carefully. You should also read the copies of the Plan and prospectus which accompany this Agreement.

Terms of the Award:

      Certificates for the shares of stock evidencing the Restricted Stock will not be issued but the shares will be registered in your name in book entry form promptly after your acceptance of this Award. You will be entitled to vote and receive any cash dividends (net of required tax withholding) on the Restricted Stock, but you will not be able to obtain a stock certificate or sell, encumber or otherwise transfer the shares except in accordance with the Plan.

      The number of shares of Restricted Stock you have been awarded is ten thousand (10,000).

      Provided since the date of the award you have been continuously employed or retained as a consultant by the Company or one of its subsidiaries or affiliated companies, the restrictions on 10% of the shares will automatically lapse on January 14, 1996 and on the same date of each year thereafter until all shares are free of restrictions, in each case based on the initial number of shares. As restrictions lapse, if you are then employed or retained as a consultant by the Company or one of its subsidiaries or affiliated companies, a certificate for the number of shares of Restricted Stock as to which restrictions have lapsed will be forwarded to you.

                                 Page 2                    February 24, 1995


      In accordance with Section 6(c)(iv) of the Plan, if your employment (or consulting relationship, if applicable) should be terminated by reason of your death or permanent and total disability or if unforfeited shares of Restricted Stock remain unvested and you should die following retirement, the restrictions on all Restricted Stock will lapse and your rights to the shares will become vested on the date of such termination or death and a certificate for the shares will be forwarded to you or to the person or persons entitled to the shares. If you are then an employee and your employment should be terminated by reason of retirement on or after normal retirement date (normally age 65 unless a different date is provided at the time of your retirement under the retirement plan of which you are a participant), such restrictions will continue to lapse in the same manner as though your employment had not been terminated, unless following retirement you engage in an activity which in the sole judgment of the Committee is detrimental to the interests of the Company, a subsidiary or an affiliated company, in which event all Restricted Stock for which restrictions have not lapsed will be forfeited and transferred back to the Company.

      If your employment or consulting relationship with the Company or one of its subsidiaries or affiliated companies is terminated for any reason while restrictions remain in effect, other than a reason referred to in the immediately preceding paragraph, all Restricted Stock for which the restrictions have not lapsed will be automatically forfeited and transferred back to the Company.

Acceptance and arbitration:

      By accepting this Award you: (a) represent that you are familiar with the provisions of the Plan and agree to its incorporation in this Award Agreement;
(b) agree to provide promptly such information with respect to the Restricted Stock as may be requested by the Company, one of its subsidiaries or affiliated companies and to comply with the requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes;
(c) acknowledge that (1) all of your rights to this Award are embodied herein and in the Plan, (2) the grant and acceptance of this Award does not imply any commitment by the Company, a subsidiary or affiliated company to your continued employment or consulting relationship and (3) your status, if you are an employee, is that of an employee-at-will and in particular that the Company, its subsidiary or affiliated company has a continuing right with or without cause (unless otherwise specifically agreed to in writing) to terminate your employment or consulting or other relationship at any time; and (d) agree that your acceptance represents your agreement not to terminate voluntarily your current employment (or consulting arrangement, if applicable) for at least one year from the award date unless you have already agreed in writing to a longer period.

                                Page 3                      February 24, 1995


      Section 3 of the Plan provides that the committee appointed by the Company's Board of Directors to administer the Plan shall have the authority to interpret the Plan and any award agreements, and decide all questions and settle all controversies and disputes which may arise in connection therewith. It further provides that the determinations, interpretations and decisions of the Committee are within its sole discretion and are final, conclusive and binding on all persons. In addition, it is agreed that if for any reason a claim is asserted against the Company or a subsidiary or affiliated company or any officer, employee or agent of the foregoing (other than a claim involving non-competition restrictions or the Company's, a subsidiary's or an affiliated company's trade secrets, confidential information or intellectual property rights) which (1) arises out of or relates to your employment or consulting or other relationship with or termination of employment or consulting or other relationship with the Company, or any of its subsidiaries or affiliated companies; (2) is premised on claims of wrongful discharge, discrimination, breach of contract, or other civil claims; (3) subverts the provisions of
Section 3 of the Plan; or (4) involves any of the provisions of this agreement or the Plan or the provisions of any other agreements relating to the Company's stock or claims of any persons to the benefits thereof, in order to provide a more speedy and economical resolution arbitration shall be the exclusive remedy to resolve all disputes, claims or controversies which could be the subject of litigation involving or arising out of the Plan, this agreement or your employment. The provisions of this paragraph shall supersede the provisions of any prior agreement between you and the Company or its subsidiaries or affiliated companies with respect to any of the Company's option or restricted stock incentive plans to the extent the provisions of such other agreement requires arbitration between you and your employer. It is our mutual intention that the arbitration award will be final and binding and that a judgment on the award may be entered in any court of competent jurisdiction. The arbitrator shall be chosen in accordance with the commercial arbitration rules of the American Arbitration Association and the arbitration shall be conducted at its principal office in the Metropolitan Detroit area.

            We agree that the provisions of the preceding paragraph and the decision of the arbitrator with respect to any dispute, with only the exceptions provided in such paragraph, shall be the sole and exclusive remedy for any alleged cause of action in any manner based upon or arising out of this Agreement, the Plan or your employment or consulting relationship with the Company or any of its subsidiaries or affiliated companies. Subject to such exceptions, we acknowledge that since arbitration is the exclusive remedy, neither of us nor any other party asserting a claim dealing with those matters has the right to resort to any court or administrative agency and that the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute.
The arbitration provisions shall survive the termination or expiration of this Agreement, and shall be binding on our respective successors, heirs, personal representatives, designated beneficiaries and any other party asserting a claim relating to the matters dealt with in this and the preceding paragraph.

                                  Page 4                    February 24, 1995


            We further agree that any demand for arbitration must be made within one year of the time any claim accrues which you or any person claiming hereunder may have against the Company, or any of its agents, employees, subsidiaries or affiliates: unless demand is made within such period it is forever barred.

            This Agreement shall be governed by the laws of the State of Michigan.

            Please complete your mailing address and social security number as indicated below, sign, date and return two copies of this Award Agreement to Gerald Bright, who administers the Plan, as soon as possible in order that this Award may become effective. Since the Restricted Stock cannot be registered in your name until we receive the signed copies of this agreement, and since dividend, voting and other rights will only become effective at that time, your prompt attention and acceptance will be greatly appreciated.

            The documents above described should be returned directly to Mr. Bright.

                                          Very truly yours,

                                          MASCOTECH, INC.

                                          /s/Eugene A. Gargaro, Jr.

                                          Eugene A. Gargaro, Jr.
                                          Secretary

I accept and agree to the foregoing.


                                          /s/Richard A. Manoogian
                                          (Signature of Recipient)


                                          21001 Van Born Rd.

                                          Taylor, MI 48180
                                          (Mailing Address)

                                          ###-##-####
                                          (Social Security Number)

                                          Dated: March 9, 1995

                        Restricted Stock Award Agreement
                                November 11, 1996


Mr. Richard A. Manoogian
21001 Van Born Road
Taylor, MI 48180

Dear Mr. Manoogian:

            On behalf of the Company, I am pleased to inform you that on August 20, 1996 the Compensation Committee of the Board of Directors granted you an Award of Restricted Stock, pursuant to the Company's 1991 Long Term Stock Incentive Plan (the "Plan"), of shares of the Company's $1.00 par value Common Stock. This letter states the terms of the Award and contains other provisions which on your acceptance commit the Company and you, so I urge you to read it carefully. You should also read the copies of the Plan and Prospectus which accompany this Agreement. For purposes of this Agreement, use of the words "employment" or "employed" shall be deemed to refer to employment by the Company and its subsidiaries and affiliated companies.

Terms of the Award:

            Certificates for the shares of stock evidencing the Restricted Stock will not be issued but the shares will be registered in your name in book entry form promptly after your acceptance of this Award. You will be entitled to vote and receive any cash dividends (net of required tax withholding) on the Restricted Stock, but you will not be able to obtain a stock certificate or sell, encumber or otherwise transfer the shares except in accordance with the Plan.

            The number of shares of Restricted Stock you have been awarded is forty five thousand (45,000).

            Provided since the date of the Award you have been continuously employed or retained as a consultant by the Company or one of its subsidiaries or affiliated companies, the restrictions on 10% of the shares will automatically lapse on July 1, 1997 and on the same date of each year thereafter until all shares are free of restrictions, in each case based on the initial number of shares.

                               Page 2                        November 11, 1996


            In accordance with Section 6(c)(iv) of the Plan, if your employment (or consulting relationship, if applicable) should be terminated by reason of your death or permanent and total disability or if unforfeited shares of Restricted Stock remain unvested and you should die following retirement, the restrictions on all Restricted Stock will lapse and your rights to the shares will become vested on the date of such termination or death. If you are then an employee and your employment should be terminated by reason of retirement on or after your attaining age 65, such restrictions will continue to lapse in the same manner as though your employment had not been terminated.

            As restrictions lapse, a certificate for the number of shares of Restricted Stock as to which restrictions have lapsed will be forwarded to you or the person or persons entitled to the shares.

            If your employment or consulting relationship with the Company or one of its subsidiaries or affiliated companies is terminated for any reason while restrictions remain in effect, other than a reason referred to in the second preceding paragraph above, all Restricted Stock for which the restrictions have not lapsed will be automatically forfeited to the Company.

            Notwithstanding the foregoing, if you at any time engage in an activity following your termination of employment which in the sole judgment of the Committee is detrimental to the interests of the Company, a subsidiary or affiliated company, all Restricted Stock for which restrictions have not lapsed will be forfeited to the Company.

Other Terms, and Acceptance and Arbitration:

            We agree that all of the terms and conditions of the Award are reflected in this Agreement and in the Plan, and that there are no other commitments or understandings currently outstanding with respect to any other awards of restricted stock or stock options except as may be evidenced by agreements duly executed by you and the Company.

            Further, in consideration of this Award and by the acceptance thereof, you agree that, with respect to all other Awards which you have previously been granted under the Plan and awards of options and restricted stock under other plans of the Company and affiliated or formerly affiliated employers, the definition of "Change in Control" set forth in Section 6(g)(vi)(C) of the Plan shall constitute the exclusive definition of Change in Control for purposes of such Awards.

                                  Page 3                    November 11, 1996



            By accepting this Award you: (a) represent that you are familiar with the provisions of the Plan and agree to its incorporation in this Award Agreement; (b) agree to provide promptly such information with respect to the Restricted Stock as may be requested by the Company and to comply with the requirements of applicable federal and other laws with respect to withholding or providing for the payment of required taxes; (c) acknowledge that (1) all of your rights to this Award are embodied herein and in the Plan, (2) the grant and acceptance of this Award does not imply any commitment by the Company to your continued employment and (3) your status is that of an employee-at-will and in particular that the Company or its subsidiary or affiliated company has a continuing right with or without cause (unless otherwise specifically agreed to in writing) to terminate your employment or other relationship at any time; and
(d) agree that your acceptance represents your agreement not to terminate voluntarily your current employment for at least one year from the award date unless you have already agreed in writing to a longer period.

            Section 3 of the Plan provides in part, that the committee appointed by the Company's Board of Directors to administer the Plan shall have the authority to interpret the Plan and any award agreements, and decide all questions and settle all controversies and disputes relating thereto. It further provides that the determinations, interpretations and decisions of the Committee are within its sole discretion and are final, conclusive and binding on all persons. In addition, it is agreed that if for any reason a claim is asserted against the Company or any of its subsidiaries or affiliated companies or any officer, employee or agent of the foregoing (other than a claim involving non-competition restrictions or the Company's, a subsidiary's or an affiliated company's trade secrets, confidential information or intellectual property rights) which (1) arises out of or relates to your employment with or termination of employment from the Company; (2) is premised on claims of wrongful discharge, discrimination, breach of contract, or other civil claims;
(3) subverts the provisions of Section 3 of the Plan; or (4) involves any of the provisions of this agreement or the Plan or the provisions of any other agreements relating to the Company's stock or claims of yourself or any persons to the benefits thereof, in order to provide a more speedy and economical resolution arbitration shall be the exclusive remedy to resolve all disputes, claims or controversies which could be the subject of litigation involving or arising out of the Plan, this or such other agreements or your employment. The provisions of this

                                   Page 4                    November 11, 1996


paragraph shall be binding upon our respective successors, heirs, personal representatives and designated beneficiaries, and shall supersede the provisions of any prior agreement between you and the Company or its subsidiaries or affiliated companies with respect to any of the Company's option or restricted stock incentive plans to the extent the provisions of such other agreement requires arbitration between you and your employer. It is our mutual intention that the arbitration award will be final and binding and that a judgment on the award may be entered in any court of competent jurisdiction. The arbitrator shall be chosen in accordance with the commercial arbitration rules of the American Arbitration Association and the arbitration shall be conducted at its principal office in the Metropolitan Detroit area. The arbitrator's sole authority shall be to apply the clauses of this Agreement.

            We agree that the provisions of the preceding paragraph and the decision of the arbitrator with respect to any dispute, with only the exceptions provided in such paragraph, shall be the sole and exclusive remedy for any alleged cause of action in any manner based upon or arising out of this Agreement, the Plan or your employment or consulting relationship with the Company or any of its subsidiaries or affiliated companies. Subject to the foregoing exception, we acknowledge that since arbitration is the exclusive remedy, neither of us nor any other party asserting a claim dealing with those matters has the right to resort to any court or administrative agency concerning matters dealt with by this Agreement and that the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute. The arbitration provisions contained in this and the foregoing and following paragraph shall survive the termination or expiration of this Agreement, and shall be binding on our respective successors, personal representatives, and any other party asserting a claim based upon this Agreement.

            We further agree that any demand for arbitration must be made within one year of the time any claim accrues which you or any person claiming hereunder may have against the Company, or any of its agents, employees, subsidiaries or affiliates: unless demand is made within such period it is forever barred.

            This Agreement shall be governed by and interpreted in accordance with Michigan law.

                                   Page 5                   November 11, 1996



            Please complete your mailing address and social security number as indicated below, sign, date and return two copies of this Award Agreement to the undersigned as soon as possible in order that this Award may become effective. Since the Restricted Stock cannot be registered in your name until we receive the signed copies of this Agreement, and since dividend, voting and other rights will only become effective at that time, your prompt attention and acceptance will be greatly appreciated.

                                          Very truly yours,

                                          MASCOTECH, INC.


                                          /s/Eugene A. Gargaro, Jr.


                                          Eugene A. Gargaro, Jr.
                                          Secretary


I accept and agree to the foregoing.



                                          /s/Richard A. Manoogian
                                          (Signature of Recipient)


                                          21001 Van Born Rd.

                                          Taylor, MI 48180
                                          (Mailing Address)

                                          ###-##-####
                                          (Social Security Number)

                                          Dated: Nov. 15, 1996